EXHIBIT 99.1

News Release
Contacts:

Richard Mack	Holly Dewar
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: (781) 565-5000	Tel: (781) 565-5000
Email: richard.mack@nuance.com	Email: holly.dewar@nuance.com
Nuance to Acquire Vocada, Add Critical Test Result
Management to its Dictaphone Healthcare Solutions
Acquisition to Drive Improved Quality of Care, Patient Safety and Productivity for the
Healthcare Industry; Software-as-a-service Subscription Offerings to deliver
Recurring Revenue
BURLINGTON, Mass., October 18, 2007 — Nuance Communications, Inc. (NASDAQ: NUAN), a leading supplier of speech solutions, today announced that it has signed an agreement to acquire Vocada, Inc., a leading provider of critical test result management (CTRM) solutions. Vocada’s Veriphy™ solution, delivered through a software-as-a-service (SaaS) model, helps diagnostic departments in hospitals achieve greater patient safety, better patient outcomes and higher staff productivity by bringing efficiency and verification to the communication process surrounding critical test results.
The transaction allows Nuance to broaden the capabilities of its Dictaphone® Healthcare solutions, extend the company’s domain expertise within diagnostic specialties (including radiology, lab, pathology and cardiology), accelerate revenue growth through SaaS offerings and help healthcare provider organizations comply with industry mandates associated with the time in which critical test results are identified, documented and communicated.
“Affirming feedback and results from joint customers who’ve benefited from our existing partnership with Vocada reinforces clinical communications management functionality as a complement to our speech-driven Dictaphone clinical documentation solutions,” said Paul Ricci, chairman and CEO of Nuance Communications, Inc. “The value was strong enough to expand our relationship beyond that of a partner. Similar to our recent purchase of Commissure, this strategic acquisition helps Nuance provide more robust and integrated solutions to meet the increasing demands associated with the healthcare industry.”

Vocada’s technology is a natural extension to PowerScribe, the Dictaphone Healthcare radiology and pathology solution, and will help healthcare provider organizations avoid risks associated with delays in communicating critical patient findings. Currently, the process for delivering and managing critical test results is manual, disjointed, inefficient and prone to error.
“Because of the impact on the cost and quality of healthcare, increased requirements related to clinical communications management among caregivers is rising to the forefront of healthcare provider organizations,” said Peter White CEO of Vocada. “By combining forces with Dictaphone, we can tap into new capabilities and resources through the Nuance team to expand our market penetration and continue technology advancements to improve clinical communications and minimize risks, such as malpractice cases, accidental deaths and high costs associated with poor communication.”
The industry need, as supported by The Joint Commission, the nation’s predominant standards-setting and accrediting body in healthcare, is for technology to provide automated, real-time, fail-proof, consistent communication among caregivers. Nuance believes that prospective customers and its growing list of more than 1,000 Dictaphone radiology customers can benefit from a closed-loop, speech-enabled clinical documentation solution that delivers CTRM capability. Vocada brings the following benefits and capabilities:
•	Innovative Solutions for the Radiology, Cardiology, Pathology and Lab Markets –Vocada’s solutions help healthcare provider organizations overcome the multiple handoffs between care providers, demands on staff and physician time, as well as the time in which orders and test results must frequently be accomplished. Vocada’s advanced technology complements Nuance’s Dictaphone Healthcare solutions and will streamline the way in which critical test results are identified, documented and shared. The Veriphy solution currently uses speech recognition and text-to-speech technologies from Nuance, which will further ease future product innovation, service and support.

•	Track Record of Industry Success and Strong Relationships – Vocada solutions are found at more than 120 hospitals in North America including leading healthcare centers such as Baylor Healthcare System, University of Pennsylvania Healthcare System and Cedar Sinai Medical Center. Nuance will also work closely with its strategic Healthcare Information System partners to provide fully integrated speech-enabled reporting and CTRM solutions for the radiology, cardiology, lab and pathology markets.

•	Software-as-a-Service Flexibility and Benefits – Vocada’s on-demand CTRM software solutions offer the healthcare industry a simple way to manage clinical communications while achieving ease of use, rapid deployment, limited upfront investment in capital and staffing, plus a reduction in software management responsibility. The hosted system requires no investment by a hospital in new hardware or software.

•	Integrated Radiology Reporting and Critical Test Result Management Solution –Within Dictaphone’s PowerScribe and Commissure radiology reporting solutions, radiologists can access Vocada’s critical test results management functionality in real-time as critical test results are identified. After recording the details of the critical finding into a secure voice mailbox, the radiologist can ensure the Vocada system will deliver an alert to the referring physician via a pre-determined, preferred method (email, phone, fax, SMS messaging via cell phone or handheld page). Once the system confirms delivery, the radiologist is notified, closing the loop on the critical results communications chain.
About Vocada Inc.
Vocada critical test result management solution is the only enterprise solution for communicating critical test results from hospital diagnostic departments to ordering clinicians. Using a patented, hosted system, Veriphy™ automates and verifies communication of critical test results in a real-time, assured and trackable solution, simultaneously enhancing patient safety and boosting clinical staff productivity. The privately held, Dallas-based company was founded by brothers Peter and Thomas White, who were previously involved with other innovative and successful technology ventures. The company introduced its first product, VoiceLink™, predecessor to Veriphy™, in 2004. For more information, visit http://www.vocada.com.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, and PowerScribe are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding Nuance’s proposed acquisition of Vocada, the ability of software-as-a-service subscription offerings to deliver recurring revenue, benefits derived from Vocada’s Veriphy solutions, the product portfolio of the combined company and the market for those products, the acceleration of revenue growth through software as a service offerings, Nuance’s strategy of delivering comprehensive reporting solutions, future opportunities for the combined company, and any other statements about

Nuance or Vocada managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of Nuance to successfully integrate the product and service offerings of the combined company, the ability to retain Vocada’s partners and customers, and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2006.  Nuance disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.